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                                   Exhibit 1.1

                      DIVERSIFIED SECURITY SOLUTIONS, INC.
                             UNDERWRITING AGREEMENT

                        1,500,000 Shares of Common Stock
                           (Par Value $.01 Per Share)


                                                              New York, New York
                                                              July __, 2001

GunnAllen Financial, Inc.
1715 Westshore Blvd.
Suite 700
Tampa, Florida 33607

Dear Sirs:

         Diversified Security Solutions, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to GunnAllen Financial, Inc. ("GunnAllen" or the "Underwriter") pursuant to this Underwriting Agreement (the "Agreement"), One Million Five Hundred Thousand (1,500,000) Firm Shares (as hereinafter defined) of Common Stock of the Company, par value $.01 per share (the "Common Stock"), and to grant to the Underwriter the option referred to in Section 2(b) hereof to purchase all or any part of an additional Two Hundred and Twenty Five Thousand (225,000) Option Shares (as hereinafter defined) or such other number as may be permitted thereunder, for the purpose of covering over-allotments. It is understood that the Underwriter proposes to offer the Shares to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement (as hereinafter defined) after the Effective Date (as hereinafter defined) of the Registration Statement. As used in this Agreement, the term "Firm Shares" shall mean the One Million Five Hundred Thousand (1,500,000) shares of Common Stock to be issued and sold to the Underwriter at the First Closing Date referred to in Section 2(a) hereof; the term "Option Shares" shall mean such of the additional Two Hundred and Twenty Five Thousand (225,000) shares of Common Stock as are purchased pursuant to the option referred to in Section 2(b) hereof; and the term "Shares" shall mean the Firm Shares and the Option Shares collectively. The Company will also issue and sell to GunnAllen, for its own account and the accounts of its designees for an aggregate price of One Hundred Dollars ($100.00), warrants (the "Underwriter's Warrants") to purchase up to an aggregate of One Hundred and Seventy Two Thousand Five Hundred (172,500) shares of Common Stock (the "Warrant Shares") at an exercise price of $______ per share, which sale will be consummated in accordance with the terms and conditions of the form of Underwriter's Warrant substantially in the form of Exhibit ____ to the Registration Statement.

         1. Representations and Warranties. The Company, and each of its subsidiaries, represents and warrants to, and agrees with, the Underwriter that as of the Effective Date, the First Closing Date and each Option Closing Date as follows. All references in this Agreement to the







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Company, including without limitation the representations and warranties of this
Section 1, shall also be deemed to include references the Company's subsidiaries, whether or not specifically referenced in each particular instance.

            (a) The conditions for use of a registration statement on Form SB-2, set forth in the General Instructions to Form SB-2, have been satisfied with respect to the Company, the transactions contemplated herein and in the Registration Statement (as defined below). A Registration Statement on Form SB2 (File No. 33394477), including a preliminary form of Prospectus (the "Registration Statement"), relating to the offering of the Shares, the Underwriter's Warrants and the Warrant Shares (all of which collectively are referred to as the "Securities") has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated pursuant to the Act, and said Registration Statement has been filed with the Commission under the Act. One or more amendments to said Registration Statement has or have, as the case may be, been similarly prepared and filed with the Commission covering the registration of the Securities under the Act including the related preliminary prospectus or preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus"), each of which has been furnished to the Underwriter. Each Preliminary Prospectus was endorsed with the legend required by Item 501(a) of Regulation S-B and, if applicable, Rule 430A of the Rules and Regulations. The Company has prepared and proposes to file on or prior to the Effective Date (as defined below) of said Registration Statement an additional amendment thereto which will include the final Prospectus (as defined below). The Company will not, so long as any portion of the Underwriter's Warrants remain outstanding and exercisable, file any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus unless the Company has given reasonable and prior notice thereof to the Underwriter and counsel for the Underwriter and neither shall have reasonably objected within a reasonable period of time prior to the filing thereof. As used in this Agreement and unless the context indicates otherwise, the term "Registration Statement" refers to and means said Registration Statement, including any documents incorporated by reference therein, all exhibits, financial statements and schedules and the Prospectus included therein, as finally amended and revised on or prior to the Effective Date (as defined below) and, in the event of any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. The term "Registration Statement" shall also include any Rule 430A Information deemed to be included therein as the Effective Date as provided by Rule 430A. The term "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective. The term "Preliminary Prospectus" refers to and means any preliminary prospectus filed with the Commission and included in said Registration Statement before the Effective Date and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information; the term "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A; and, the term "Prospectus" refers to and means the prospectus relating to Securities that is first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. If the Registration Statement is amended or






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such Prospectus is supplemented after the Effective Date and prior to the Option
Closing Date (as defined in Section 2), then the terms "Registration Statement" and "Prospectus" shall include such documents as so amended or supplemented. The terms used herein shall have the same meaning as in the Prospectus unless the context hereof otherwise requires.

            (b) Neither the Commission nor, to the Company's knowledge after due investigation, any state regulatory authority has issued an order preventing or suspending the use of any Preliminary Prospectus nor has the Commission or any such authority instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

            (c) The Registration Statement, as of the Effective Date, the Prospectus (and any amendments or supplements thereto) when it is filed with the Commission pursuant to Rule 424(b), and both documents as of First Closing Date and any Option Closing Date referred to below, will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and at such times neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except that the representations and warranties in this Section 1(c) do not apply to statements or omissions made in the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Underwriter, expressly for use therein.

            (d) The Company has been duly incorporated and is now, and at the Closing Dates (defined below) will be, validly existing and in good standing as a corporation under the laws of the State of Delaware, and has full power and authority, corporate and other, to own or lease, as the case may be, its properties, whether tangible or intangible, and conduct its business as presently conducted and as described in, or contemplated by, the Registration Statement and Prospectus and to execute, deliver and perform this Agreement and the Underwriter's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the business transacted by it or the character or location of its properties, in each case taken as a whole, makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the condition (financial or otherwise), results of operations, business, assets or properties of the Company or its subsidiaries, taken as a whole. The Company holds, or will hold by the First Closing Date, all licenses, certificates and permits from state, federal or other regulatory authorities necessary for the conduct of its business as presently conducted and as described in or contemplated by the Registration Statement and the Prospectus and is in material compliance with all laws and regulations and all orders and decrees applicable to it or to such business or assets, and there are no proceedings pending or, to the knowledge of the Company, threatened, seeking to cancel, terminate or limit such licenses, approvals or permits. Other than as described in the Registration Statement and Prospectus, the Company does not own, directly or indirectly, any capital stock of or other equity interest in any corporation, partnership or other legal entity whatsoever.








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            (e) The financial statements of the Company, including the schedules and related notes filed as part of the Registration Statement and included in the Prospectus, are complete, correct and present fairly the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and changes in financial position of the Company for the respective periods indicated therein and comply as to form with the applicable accounting requirements of the Act. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated in the Registration Statement and the Prospectus, and all adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data set forth in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement and the Prospectus. The Pro Forma and Pro Forma as Adjusted financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related Pro Forma and Pro Forma as Adjusted adjustments give appropriate effect to those assumptions, and the Pro Forma and Pro Forma as Adjusted adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the Pro Forma and Pro Forma as Adjusted financial statements included in the Prospectus and the Registration Statement. The Pro Forma and Pro Forma as Adjusted financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the Pro Forma and Pro Forma as Adjusted adjustments have been properly applied to the historical amounts in the compilation of those statements.


            (f) The accounting firm of Demetrius & Company, LLC, which has certified certain of the financial statements filed and to be filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations.

            (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and the Company's latest financial statements, (i) the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transactions whether or not incurred in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty (whether or not such loss is insured against), or from any labor dispute or court or governmental action, order or decree; (iii) since the respective dates as of which information is given in the Registration Statement and Prospectus, there have not been, and through and including the First Closing Date, there will not be, any changes in the capital stock or any increases in the long-term debt or other securities of the Company or any material adverse change in the condition (financial or otherwise), business, operations, income, net worth, assets or properties of the Company; and (iv) the Company has not paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities.

            (h) This Agreement and compliance by the Company with the terms thereof,






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has been duly and validly authorized by all necessary corporate action and has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and, to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought. The Underwriter's Warrant Agreement and compliance by the Company with the terms thereof, have been duly and validly authorized by all necessary corporate action and upon execution and delivery will be duly executed and delivered by the Company and will constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent enforceability may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought. The Company is not presently in violation of or in default under this Agreement and the Underwriter's Warrant Agreement and the execution, delivery and performance by the Company of this Agreement and the Underwriter's Warrant Agreement and the consummation of the transactions herein and therein contemplated, will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of or constitute default under any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or the creation or imposition of any lien, security interest, charge or encumbrance upon any property or asset of the Company pursuant to any note, indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which the Company is a party or by which the Company or any of its respective properties or assets may be bound or affected; (iii) violate any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses; or (iv) have any effect on any permit, certification, registration, approval, consent, order license, franchise or other authorization (collectively, the "Permits") necessary for the Company to own or lease and operate its properties and to conduct its business or the ability to make use thereof.

            (i) To the Company's knowledge no Permits of any government or governmental instrumentality, agency, body or court other than under the Act, the blue sky or securities laws of any state or the rules of the National Association of Securities Dealers, Inc. ("NASD") (including approval of underwriting compensation and listing of the Common Stock on The American Stock Exchange, Inc. or The Nasdaq Stock Market) are required (i) for the valid authorization, issuance, sale and delivery of the Firm Shares to the Underwriter, and (ii) the consummation by the Company of the transactions contemplated by this Agreement and the Underwriter's Warrant Agreement.

            (j) Except as disclosed in the Registration Statement and Prospectus there is neither pending nor, to the knowledge of the Company after due investigation, threatened, against the Company any claim, action, suit, or proceeding at law or in equity, arbitration (or circumstances that may give rise to the same), investigation or inquiry to which the Company or any of its respective officers, directors or shareholders is a party or involving the Company's properties or businesses before or by any







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court, arbitration tribunal or governmental instrumentality, agency, or body, which, if determined adversely to the Company, would individually or in the aggregate result in any material adverse change in the condition (financial or otherwise), business, management of affairs or business prospects, results of operations, income, shareholders' equity, net worth, assets or properties or which question the validity of the capital stock of the Company or prevent consummation of the transactions contemplated hereby; nor are there any such actions, suits or proceedings against the Company related to consumer protection, distribution, rental and sales, or environmental matters or matters related to discrimination on the basis of age, sex, religion or race; and no labor disturbance by the employees of the Company exists or to the knowledge of the Company is imminent which might be expected to materially adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company, taken as a whole, or result in any material adverse change in the condition (financial or otherwise), business, management of affairs or business prospects, results of operations, income, shareholders' equity, net worth, assets or properties or which question the validity of the capital stock of the Company or prevent consummation of the transactions contemplated hereby.

            (k) There is no contract or other document which is required by the Act or by the Rules and Regulations to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which has not been so described or filed as required and each contract or document which has been described in the Registration Statement and Prospectus has been described accurately and presents fairly the information required to be described and each such contract or document which is filed as an exhibit to the Registration Statement is and shall be in full force and effect at the Closing Date or shall have been terminated in accordance with its terms or as set forth in the Registration Statement and Prospectus, and no party to any such contract has given notice to the Company of the cancellation of or, to the knowledge of the Company, shall have threatened to cancel, any such contract, and except as described in the Registration Statement and Prospectus, the Company is not in default thereunder.

            (l) The Company does not own any real property. The Company has good title to all of its personal property (tangible and intangible) and assets, including any licenses, trademarks and copyrights, described in the Registration Statement and Prospectus as owned by it, free and clear of all security interests, liens, charges, mortgages, encumbrances and restrictions other than
(i) such as are not materially significant in relation to the business of the Company and (ii) other than as described in the Registration Statement and Prospectus. The leases, subleases and licenses under which the Company is entitled to lease, hold or use any real or personal property are valid, subsisting and enforceable only with such exceptions as are not material and do not interfere with the use of such property made or proposed to be made by the Company, and all rentals, royalties or other payments accruing thereunder which become due prior to the date of this Agreement have been duly paid and neither the Company nor, to the Company's knowledge after due investigation, any other party is in default in respect of any of the terms or provisions of any such leases, subleases and licenses, and no claim of any sort has been asserted by anyone adverse to the rights of the Company under any such leases, subleases or licenses affecting or questioning the rights of the Company to the continued use or enjoyment of the rights and property covered thereby. The Company has not received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. The Company owns or leases all such properties as are necessary to its operations as now conducted and as proposed to be conducted as set forth in the Prospectus.

            (m) The Company has filed with the appropriate federal, state and local governmental agencies, and all appropriate foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due; and the provisions for income taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement and Prospectus are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company.

            (n) The Company maintains insurance, which is in full force and effect, including but not limited to personal injury and product liability insurance, insurance covering all personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against. The Company maintains insurance in amounts as are usually maintained by companies engaged in the same or similar businesses located in their geographic area. The Company is not aware of any facts or circumstances which would require it to notify its insurers of any claim of which notice has not been made or will not be made in a timely manner. To the knowledge of the Company, there are no facts or circumstances under any existing insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any existing valid claim of the Company under such policy or bond.

            (o) The Company owns or otherwise possesses adequate, enforceable and unrestricted rights to use all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights, rights, trade secrets, confidential information, processes and formulations (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, works of authorship, computer programs and technical data and information used or proposed to be used in the conduct of its business as described in the Registration Statement and Prospectus (collectively, the "Intangibles"). Except as disclosed in the Registration Statement and Prospectus, the Company has not infringed nor is it infringing upon the rights of others with respect to the Intangibles and the Company has not received any notice that it has or may have infringed or is infringing on the rights of others with respect to the Intangibles; there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to, or the validity or scope of, any such Intangibles, and the Company is unaware of any facts which would form a reasonable basis for any such claim except where the Company has requested and obtained a non-infringement opinion from its intellectual property counsel; there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others alleging that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim except





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where the Company has requested and obtained a non-infringement opinion from its intellectual property counsel; to the Company's knowledge, no others have infringed upon the Intangibles of the Company; there is no U.S. patent or published U.S. patent application which contains claims that dominate any Intangibles described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intangibles; and there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office. Except as disclosed in the Registration Statement and Prospectus, the Company is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, the Intangibles with respect to the use thereof or in connection with the conduct of its business or otherwise. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all its Intangibles.

            (p) Neither the Company nor any of its affiliates has incurred any liability for, nor is there is any outstanding claim for services in the nature of, a finder's fee or similar fee in connection with the transactions herein contemplated.

            (q) No officer or director of the Company, or any affiliate (as such term is defined in Rule 405 promulgated under the Rules and Regulations) of any such officer or director, has taken, and each officer or director has agreed that he will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in the stabilization of the price of the Common Stock or a violation of Regulation M of the Rules and Regulations or in a manipulation of the price of any security issued by the Company.

            (r) Except as disclosed in or contemplated by the Registration Statement and Prospectus, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had during the past three (3) years, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. There are no existing agreements, arrangements, or transactions, between or among the Company and any officer, director of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities which are required to be described in the Registration Statement and Prospectus and which are not so described.

            (s) The minute books of the Company have been made available to the Underwriter and contain a complete summary of all meetings and actions of the directors and stockholders of the Company since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all respects.

            (t) No labor problem exists with any of the Company's employees or is imminent, nor is the Company aware of any bankruptcy, labor disturbance or other event affecting any of its principal suppliers or customers, which could materially adversely affect the condition, (financial or otherwise), prospects, business, assets, properties or results of operation of the Company.


         (u)The Company had at the date or dates indicated in the Registration Statement and Prospectus a duly authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Companys capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Registration Statement or the Prospectus, no holder of any of the Company's securities has any rights, demand, piggyback or otherwise, to have such securities registered under the Act.

            (v) The Securities and the other securities of the Company conform to all statements in relation thereto in the Registration Statement and Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the outstanding options and warrants to purchase Common Stock have been duly authorized and validly issued and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms; the holders of the outstanding Common Stock are not subject to personal liability for obligations of the Company solely by reason of being stockholders; and none of such outstanding shares of Common Stock or warrants or options to purchase Common Stock were issued in violation of the pre-emptive rights of any stockholder of the Company. The offers and sales of the outstanding Common Stock and outstanding options and warrants to purchase Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. Except as forth in the Registration Statement and Prospectus, on the Effective Date and on the Closing Date(s) there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase or acquire, Common Stock or securities convertible or exchangeable into Common Stock.

            (w) The issuance and sale of the Shares have been duly authorized and, upon delivery against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Shares will not be subject to pre-emptive rights of any stockholder of the Company.

            (x) The issuance and sale of the Underwriter's Warrants has been duly authorized and when issued and delivered in accordance with the terms hereof and the Underwriter's Warrant Agreement, shall constitute the valid and binding obligations of the Company enforceable in accordance with their terms. The issuance and sale of the Warrant Shares have been duly authorized, and, when duly delivered against payment therefor as contemplated by the Underwriter's Warrant Agreement, such Warrant Shares will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Registration Statement and Prospectus. Holders of Warrant Shares issuable upon the exercise of the Underwriter's Warrants will not be subject to personal liability solely by reason of being such holders. Neither the Underwriter's Warrants nor the Warrant Shares issuable upon exercise thereof will be subject to pre-emptive rights of any stockholder of the Company. The Company has reserved a sufficient number of shares of Common Stock from its authorized but unissued Common Stock for issuance upon exercise of the Underwriter's Warrants in accordance with the provisions of the Underwriter's Warrant Agreement.

            (y) During the period of twelve (12) months from the Effective Date hereof (the "Lock-Up Period") neither the Company nor any of its officers, directors or one percent (1%) stockholders will offer for sale or sell or otherwise dispose of, directly or indirectly, any securities of the Company, in any manner whatsoever, whether pursuant to Rule 144 of the Rules and Regulations or otherwise without the prior written consent of the Underwriter; provided, however, (A) each Stockholder, to the extent permitted by law, may sell his securities in a private transaction during the Lock-Up Period so long as the acquirer of the securities at the time of acquisition enters into a written agreement with Underwriter to be bound by the terms of the seller's Lock-Up Agreement, and (B) each such person desiring to sell securities during the two-year period commencing on termination of said Lock-Up Period publicly under Rule 144 or otherwise shall sell his securities through either of the Underwriter if the price and terms of execution offered by the Underwriter are at least as favorable as may be obtained from other brokerage firms. No holder of registration rights relating to securities of the Company will execute any such registration rights, for a period of twelve (12) months following the Effective Date, without the prior written consent of the Underwriter. The Company will deliver to GunnAllen the undertakings as of the date hereof of its officers, directors and one percent (1%) stockholders to this effect, which such Lock-Up Letter will be substantially in the form and substance of Exhibit A annexed hereto.

            (z) Neither the Company nor any officer, director or other agent of the Company has, acting on behalf of the Company, at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contributions in violation of law, (ii) made any payment to any state, Federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law or (iii) made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation and under circumstances requiring the disclosure of such payment, receipt or retention of funds in the Registration Statement and Prospectus. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

            (aa) The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. After giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and Prospectus, the Company will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (ab) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of any person or persons controlling, controlled by or under common control with the Company within the three (3) years prior to the date hereof, except as disclosed in the Registration Statement and Prospectus.

            (ac) The employment, consulting, confidentiality and non-competition agreements between the Company and its officers, employees and consultants, described in the Registration Statement and Prospectus are binding and enforceable obligations upon the respective parties thereto in accordance with their terms, except to the extent enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

            (ad) Except as set forth in the Registration Statement and Prospectus, the Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

            (ae) There are no voting or other stockholder agreements between the Company and any stockholders of the Company or between or by and among any stockholders of the Company.

            (af) The Company has filed a registration statement on Form 8-A with respect to its Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and such registration statement has been declared effective by the Commission. The Company has filed a listing application with respect to its Common Stock with the American Stock Exchange, Inc. ("AMEX") and such listing application has been accepted by the AMEX, subject to official notice of issuance.

            (ag) The Company is in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company, by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the Company's best knowledge, threatened against or involving the Company and none has ever occurred. No representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists or is imminent.

            (ah) The Shares have been approved for listing on the AMEX.

            (ai) The Company has provided to McDermott, Will & Emery, counsel to the Underwriter ("Underwriter's Counsel"), all agreements, certificates, correspondence and other items, documents and information requested by such counsel's Due Diligence Memorandum dated June 28, 2001.

            (aj) Any certificate signed by an officer of the Company in his capacity as such and delivered to the Underwriter or Underwriter's Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

            (ak) The Company is and has been doing business in material compliance with all authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, and local laws, rules and regulations; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business operations, condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company, taken as a whole.

            (al) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (am) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (an) The Company is (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to its business as described in the Registration Statement and Prospectus ("Environmental Laws"),
(B) has received and is in compliance with all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and Prospectus (exclusive of any supplement thereto). The Company has not received notice that it has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.


         2. Purchase, Delivery and Sale of the Shares and the Underwriter's Warrants.

            (a) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Company hereby agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price of $_____ per share (net of commissions) the following Firm Shares:.

            GunnAllen.......................   1,500,000
            TOTAL...........................   1,500,000

            On the First Closing Date, definitive certificates in negotiable form for the Firm Shares will be delivered by the Company to the Underwriter or an electronic "fast" transfer of the Firm Shares from the Company's Transfer Agent (as defined herein) to Depository Trust Company ("DTC") will be made, against payment of the purchase price by the Underwriter by wire transfer or certified or official bank check or checks in New York Clearing House funds, payable to the order of the Company.

            Delivery of the Firm Shares (either by regular way or by a "fast" transfer) against payment therefor shall take place at the offices of GunnAllen, at 10:00 a.m., local New York Time, on the third business day following the Effective Date (the fourth business day following the Effective Date in the event that trading of the Firm Shares commences on the day following the Effective Date) or at such other location as the Underwriter and the Company may agree, with such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date."

            (b) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements contained herein, for the purposes of covering any overallotments in connection with the distribution and sale of the Firm Shares as contemplated by the Registration Statement and Prospectus, GunnAllen is hereby granted an option to purchase all or any part of the Optional Shares from the Company. The purchase price to be paid per share for the Optional Shares will be the same price as the price per Firm Share set forth in Section 2(a) hereof. The option granted hereby may be exercised solely by GunnAllen as to all or any part of the Optional Shares at any time within thirty (30) days after the Effective Date. GunnAllen will not be under any obligation to purchase any Optional Shares prior to the exercise by GunnAllen of such option.

            The option granted hereby may be exercised by GunnAllen by giving oral notice to the Company, which must be confirmed by a letter, telex or telegraph setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares to be purchased and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given prior to the First Closing Date, the date set forth therein for such delivery and payment will not be earlier than either two (2) full business days thereafter or the First Closing Date, whichever occurs later. If such notice is given on or after the First Closing Date, the date set forth therein for such delivery and payment will not be earlier than two (2) full business days thereafter. In either event, the date so set forth will not be more than fifteen (15) full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of such option, through GunnAllen's delivery of the aforementioned notice, the Company will become obligated to convey to GunnAllen, and, subject to the terms and conditions set forth in this
Section 2(b) hereof, GunnAllen will become obligated to purchase, the number of Optional Shares specified in such notice.

            Payment for any Optional Shares purchased will be made to the Company by wire transfer or certified or official bank check or checks payable to its order in New York Clearing House funds, against delivery of the Optional Shares purchased to GunnAllen at the offices of GunnAllen (or at such other location as GunnAllen and the Company may agree).

            The obligation of GunnAllen to purchase and pay for any of the Optional Shares is subject to the accuracy and completeness (as of the date hereof and as of the Option Closing Date) of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other document to be delivered by the Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions, as of the date hereof and as of the Option Closing Date, set forth in this
Section 2(b), and to the delivery to GunnAllen of opinions, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in Section 8(d), (e) and (f) hereof, but with each reference to "Firm Shares" and "First Closing Date" to be changed, respectively, to the "Optional Shares" and the "Option Closing Date."

            (c) The Company will make the certificates for the Shares to be purchased by the Underwriter hereunder available to GunnAllen for inspection, checking and packaging at the office of the Company's transfer agent or correspondent in New York City, [Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York, 10004], not less than one (1) full business day prior to the First Closing Date and the Option Closing Date, as the case may be (both of which are collectively referred to herein as the "Closing Dates"). The certificates representing the shares shall be in such names and denominations as GunnAllen may request at least two
(2) full business days prior to the respective Closing Dates. In the event that GunnAllen determines to utilize DTC, the parties will use their best efforts to make the offering of the Shares DTC eligible and to comply with the procedures thereof.

            (d) On the First Closing Date, the Company will issue and sell the Underwriter's Warrants to GunnAllen or to GunnAllen's designees (limited to officers and partners of GunnAllen, members of the selling group and/or their officers or partners, collectively, "GunnAllen's Designees"). The Underwriter's Warrants will be in the form of, and in accordance with, the provisions of the Underwriter's Warrant substantially in the form filed as Exhibit ___ to the Registration Statement. The aggregate purchase price for the Underwriters' Warrants is One Hundred Dollars ($100.00). The Underwriter's Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one
(1) year from the Effective Date, except to GunnAllen's Designees. Payment for the Underwriter's Warrants will be made to the Company by check or checks payable to its order on the First Closing Date against delivery of the certificates representing the Underwriter's Warrants. The certificates representing the Underwriter's Warrants will be in such denominations and such names as GunnAllen may request prior to the Closing Date.

            (e) The information set forth on the cover page concerning the Underwriter and under the caption "Underwriting" or otherwise specifically relating to the Underwriter in any Preliminary Prospectus or in the Prospectus relating to the Shares proposed to be filed by the Company (insofar as such information relates to the Underwriter) as heretofore filed and as presently proposed to be amended constitutes the only information furnished by the Underwriter to the Company for inclusion therein, and the Underwriter represents and warrants to the Company that the statements made therein are correct and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3. Public Offering by the Underwriter. The Underwriter agrees to cause the Shares to be offered to the public initially at the price and under the terms set forth in the Registration Statement and Prospectus as soon, on or after the effective date of this Agreement, as the Underwriter deems advisable, but no more than five (5) full business days after such effective date. The Underwriter may allow such concessions and discounts upon sales to other dealers as set forth in the Registration Statement and Prospectus. The Underwriter agrees to notify the Company in writing when the offering is first made and when it is completed. After the completion of the initial public offering, the public offering price, the concessions and the reallowance may be changed by the Underwriter.

         4. Agreements of the Company. The Company covenants and agrees with the Underwriter that:

            (a) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and will not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement, (i) which shall not have been previously submitted to, and approved by, the Underwriter or counsel for the Underwriter a reasonable time prior to the filing thereof, (ii) to which the Underwriter or counsel for the Underwriter shall have reasonably objected in writing as not being in compliance with the Act or the Rules and Regulations or (iii) which is not in compliance with the Act or the Rules and Regulations.

            (b) The Company will notify the Underwriter, promptly after it shall have received notice of the effectiveness of the Registration Statement or any amendment or supplement thereto, of the receipt of any comments of the Commission with respect thereto, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement to the Prospectus has been filed.

            (c) The Company will advise the Underwriter promptly of any request of the Commission for an amendment or supplement to the Registration Statement or the Prospectus, or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any judgment, order, injunction or decree preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for any of such purposes, of which it has knowledge, and will use its best efforts to prevent the issuance of any stop order, and, if issued, to obtain as promptly as possible the lifting thereof.

            (d) If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to counsel for the Underwriter, and the Company will furnish to the Underwriter copies of such amendment or supplement as soon as available and in such quantities as the Underwriter may reasonably request.

            (e) Within the time during which the Prospectus is required to be delivered under the Act, or pursuant to the undertakings of the Company in the Registration Statement, the Company will comply, at its own expense, with all requirements imposed upon it by the Act, the Rules and Regulations, the 1934 Act or the rules and regulations of the Commission promulgated under the 1934 Act, each as now or hereafter amended or supplemented, and by any order of the Commission so far as necessary to permit the continuance of sales of, or dealings in, the Shares and Warrant Shares.

            (f) The Company will furnish to the Underwriter, without charge, a signed copy of the Registration Statement and of any amendment or supplement thereto which has been filed prior to the date of this Agreement, together with two (2) copies of each exhibit filed therewith, and five (5) conformed copies of such Registration Statement and as many amendments thereto (unsigned and exclusive of exhibits) as the Underwriter may reasonably request. The signed copies of the Registration Statement so furnished to the Underwriter will include signed copies of any and all consents and reports of the independent public auditors as to the financial statements included in the Registration Statement and Prospectus, and signed copies of any and all consents and certificates of any other person whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified or reviewed any parts thereof.

            (g) The Company will deliver to the Underwriter, without charge, (i) prior to the Effective Date, copies of each Preliminary Prospectus filed with the Commission bearing in red ink the statement required by Item 501 of Regulation S-B of the Rules and Regulations; (ii) on and from time to time after the Effective Date, copies of the Prospectus; and (iii) as soon as they are available, and from time to time thereafter, copies of each amended or supplemented Prospectus, and the number of copies to be delivered in each such case will be such as the Underwriter may reasonably request. The Company has consented and hereby consents to the use of each Preliminary Prospectus for the purposes permitted by the Act and the Rules and Regulations. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Shares and the Warrant Shares, for such period as, in the opinion of counsel for the Underwriter, delivery of the Prospectus is required to comply with the applicable provisions of the Act and the Rules and Regulations.

            (h) The Company will take such action as may be necessary to qualify the Shares and the Warrant Shares for offer and sale under the blue sky or securities laws of such states or other jurisdictions as is required and as the Underwriter or counsel for the Underwriter may designate (provided that such states or jurisdictions do not require the Company to qualify as a foreign corporation or to file a general consent to service of process) and to continue such qualifications in effect so long as may be required for the purposes of the distribution of the Shares and the Warrant Shares. In each state or jurisdiction where the Company shall qualify the Shares and the Warrant Shares as above provided, the Company will prepare and file such statements or reports as may be required by the laws of such state or jurisdiction, and the Underwriter shall, upon the written request of the Company, supply the Company with all information known to the Underwriter and required to be included in such statements or reports.

            (i) During the period of two (2) years from the Effective Date, the Company, at its expense, shall furnish the Underwriter with (i) copies of each annual report of the Company; (ii) as soon as practicable and in any event not later than ninety (90) days after the end of the Company's fiscal year, a financial report of the Company, which will include a balance sheet as of the end of such fiscal year, a statement of operations, a statement of stockholders' equity (deficit) and a statement of cash flows covering such fiscal year, such report being in reasonable detail and audited by independent public auditors;
(iii) for each fiscal quarter of the Company other than the last fiscal quarter in any fiscal year, as soon as practicable and in any event not later than forty-five (45) days after the end of each fiscal quarter, a financial report of the Company, which will include a balance sheet as of the end of such fiscal quarter, a statement of operations, a statement of stockholders' equity (deficit) and a statement of cash flows covering such fiscal quarter, together with notes thereto, for such fiscal quarter and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the preceding year, such report being in reasonable detail and to fairly present the financial condition of the Company at the date thereof and the results of operations for the period then ending and to have been prepared in accordance with generally accepted accounting principles consistently applied, except for normal year end adjustments; (iv) a copy of any Schedule 13D, 13G, 14D-1, 13E-3 or 13E-4 received or filed by the Company from time to time; (v) a copy of each report or document, including, without limitation, reports on Form 8-K, 10-K (or 10-KSB), 10-Q (or 10-QSB) and exhibits thereto, filed or furnished by the Company, pursuant to the 1934 Act, to the Commission, any Securities Exchange or the NASD on the date each such report or document is so filed or furnished; and
(vi) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request.

            (j) For a period of three (3) years from the First Closing Date, the Company shall continue to retain Demetrius & Company, LLC (or such other nationally recognized accounting firm acceptable to the Underwriter) as the Company's independent certified public accountants, and shall not change such accountants without the Underwriter's prior written consent. For a period of five (5) years from the First Closing Date, the Company shall promptly submit to the Underwriter copies of all accountants' management reports and similar correspondence between the Company and its independent public accountants.

            (k) For a period of five (5) years from the First Closing Date, or such shorter period as may be consented to by GunnAllen in writing, the Company, at its expense, shall cause its then independent certified public accountants, as described in Section 4(j) above, to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q (or 10-QSB) quarterly report (or other equivalent report) and the mailing of quarterly financial information to stockholders.

            (l) As soon as practicable, but in any event not later than forty five (45) days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders in accordance with Section 11 (a) of the Act an earnings statement of the Company meeting the requirements of Rule 158(a) under the Act covering a period of at least twelve (12) months beginning after the Effective Date, and advise the Underwriter that such statement has been so made available.

            (m) The Company will apply the net proceeds ("Proceeds") it realizes from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus. The Company will provide on a monthly basis a report from its Chief Financial Officer which report shall indicate the use of the proceeds for such monthly period and the Company's expenses and revenues.

            (n) The Company, on the First Closing Date, will sell to GunnAllen the Underwriter's Warrants according to the terms specified in Section 2(d) hereof. The Company has reserved and shall continue to reserve a sufficient number of shares of Common Stock for issuance upon exercise of the Underwriter's Warrants.

            (o) For the period of three (3) years following the Effective Date, GunnAllen and its successors will have the right to designate a nominee for election, at its or their option, as a non-voting advisor to the Board of Directors of the Company and the Company agrees to use its best efforts to elect to its Board of Directors and continue in office such nominee as an advisor to the Board of Directors. Such advisor shall be entitled to the same cash compensation and reimbursement of expenses as the Company affords its directors who are not also officers or employees of the Company and to receive all copies of all notices and other documents distributed to the members of the Company's Board of Directors (including, but not limited to, any unanimous consents prepared and advance notices of all proposed Board actions or consents), as if such advisor were a member of the Company's Board of Directors. The Company agrees to indemnify and hold such advisor harmless against any and all claims, actions, awards and judgments arising out of his service and in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include such advisor as an insured under such policy. In the event the Company does not have a liability insurance policy in effect on the Effective Date, the Company agrees to use its best efforts to obtain, as promptly as practicable but in any event not later than thirty (30) days following the Effective Date, such a policy in an amount not less than twenty-five (25%) of the gross proceeds of this offering. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Underwriters in so far as it may be, or be alleged to be, responsible for such designee. During such three (3) year period, the Company will cause its Board of Directors to meet, either in person or telephonically, at least four (4) times per year.

            (p) For a period of three (3) years from the Effective Date, the Company agrees that it will maintain insurance in full force and effect of the types and in the amounts which are customary for similarly situated companies, including but not limited to, personal injury and product liability insurance and insurance covering all personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

            (q) During the course of the distribution of the Shares, the Company will not take, directly or indirectly, any action designed to or which might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares. During the so-called "quiet period" in which delivery of a Prospectus is required, if applicable, the Company will not issue press releases or engage in any other publicity without the Underwriters' prior written consent.

            (r) The Company will use its best efforts, at its cost and expense, to take all necessary and appropriate action to maintain the listing of the Shares and the Warrant Shares on the AMEX or if not qualified for AMEX on NASDAQ and maintain such listing for as long as the Shares and Warrant Shares are so qualified.

            (s) In the event that the Company shall receive notice that its securities are no longer qualified for listing on AMEX, the Company shall prepare and file an application for listing in Standard & Poor's Corporation Records Service (including annual report information) or Moody's Industrial Manual and shall use its best efforts to have the Company listed in such manual and shall maintain such listing for a period of five (5) years from the date on which the Company's securities are delisted from AMEX.

            (t) The Company has filed with the Commission a registration statement on Form 8-A and will, concurrently with the Effective Date, register the class of equity securities of which the Shares are a part under Section 12(b) or 12(g) of the 1934 Act. The Company will maintain its registration under the 1934 Act in effect for a period of five (5) years from the Effective Date.

            (u) The Company will at all times, from the First Closing Date until at least three (3) years from such date, maintain in full force, or cause to be maintained in full force, from an insurer rated "A" or better (General Policyholders Rating) in the most recent edition of "Best Life Reports", term life insurance in the amount of at least $1,000,000 on the life of James E. Henry and Irvin F. Witcosky. Such policy shall be owned by the Company and all benefits thereunder shall be payable to the Company.

            (v) On the Closing Dates, all transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares will have been fully paid by the Company and all laws imposing such taxes will have been fully complied with.

            (w) For a period of three (3) years from the Effective Date, the Company will provide to the Underwriter ten (10) days' written notice prior to any issuance by the Company of any equity securities or securities exchangeable for or convertible into equity securities of the Company, except for (i) the Shares issuable pursuant to Section 2 of this Agreement, (ii) the Underwriter's Warrants and Warrant Shares issuable upon exercise of the Underwriter's Warrants, (iii) Common Stock issuable upon exercise of currently outstanding options and warrants or conversion of currently outstanding convertible securities and (iv) options available for future grant pursuant to any stock option plan in effect on the Effective Date, limited solely to such number of options as are available for grant on the Effective Date, and the issuance of shares of Common Stock upon the exercise of such options. For a period of six
(6) months from the Effective Date, the Underwriter shall have a right of first refusal with respect to the underwriting of any private placements or any future public offerings of the Company's securities.

            (x) The Company will not file any Registration Statement relating to the offer or sale of any of the Company's securities, including any Registration Statement on Form S-8 (except for a Form S-8 filed with respect to the Company's 1999 Stock Option Plan), during the twenty-four (24) months following the Effective Date without the Underwriter's prior written consent.

            (y) The Company shall retain a transfer agent for the Shares, reasonably acceptable to the Underwriter, for a period of three (3) years from the Effective Date, and will not, during such period change its transfer agent for the Common Stock without the prior written consent of the Underwriter. In addition, for a period of two (2) years from the Effective Date, the Company, at its own expense, shall cause such transfer agent to provide to the Underwriter on a monthly basis copies of the Company's daily stock transfer sheets; provided, however, that any confidential information relating thereto which is hereafter provided to the Underwriter pursuant to the terms of this Agreement shall be kept confidential by it. In addition, for a period of two (2) years from the Effective Date, the Company, at its own expense, shall cause Depository Trust Company to provide to the Underwriter as frequently as may be required by them, copies of a securities position listing with respect to the Common Stock.

            (z) Subsequent to the dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Dates, except as disclosed in or contemplated by the Registration Statement and Prospectus, (i) the Company will not have incurred any liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) there shall not have been any change in the capital stock, funded debt (other than regular repayments of principal and interest on existing indebtedness) or other securities of the Company, any adverse change in the condition (financial or other), business, operations, prospects, income, net worth or properties, including any loss or damage to the properties of the Company (whether or not such loss is insured against), which could adversely affect the condition (financial or other), business, operations, prospects income, net worth, asstes or properties of the Company and its subsidiaries, taken as a whole; and (iii) the Company shall not have paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities.

            (aa) For the period of two (2) years following the Effective Date, the Company shall not redeem any of its securities, and shall not pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's current or retained earnings derived after the Effective Date without obtaining the Underwriter's prior written consent. The Underwriter shall either approve or disapprove such contemplated redemption of securities or dividend payment or distribution within five (5) business days from the date it receives written notice of the Company's proposal with respect thereto; a failure of the Underwriter to respond within the five (5) business day period shall be deemed approval of the transaction.

            (ab) The Company will not, for a period of three (3) years from the Effective Date of the Registration Statement, increase or authorize an increase in the compensation of its five (5) most highly paid employees greater than those increases provided for in their employment agreements with the Company in effect as of the Effective Date and disclosed in the Registration Statement, without the prior written consent of the Underwriter.

            (ac) The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ad) For a period of five (5) years from the First Closing Date, management of the Company shall provide the Board of Directors, on an annual basis, with an internal budget for the next fiscal year, which budget must be approved by the Board of Directors.

            (ae) Prior to the Effective Date and for a period of three (3) years thereafter, the Company shall retain a financial public relations firm reasonably acceptable to the Underwriter.

            (af) Except as set forth under the caption "Use of Proceeds" in the Prospectus or otherwise consented to in writing by the Underwriter, no proceeds from the sale of the Shares will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any current or former employees or consultants or any affiliates thereof or to pay off any other outstanding debt other than as described in the Prospectus.

            (ag) The Company agrees that for so long as the Common Stock is registered under the Securities Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "1934 Act") the Company will hold an annual meeting of stockholders for the election of directors and will provide the Company's stockholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by applicable rules under the 1934 Act and shall be included in an annual report pursuant to the requirements thereof.

            (ah) The Company shall provide the Underwriter, at the First Closing Date and at least annually thereafter, until the earlier of such time as the Common Stock is listed on the American Stock Exchange or New York Stock Exchange or quoted on NASDAQ/NMS or five years after the First Closing Date, with a list setting forth those states in which the Common Stock may be traded in non-issuer transactions under the blue sky laws of the 50 states. For a period of three (3) years from the Effective Date, the Company shall not issue any shares of its Preferred Stock without the prior written approval of the Underwriter. From the second anniversary of the Effective Date through the fifth anniversary of the Effective Date, the Company shall not issue any shares of its Preferred Stock without the unanimous consent of its Board of Directors.

            (ai) For a period of three (3) years from the Effective Date, the Company will not offer or sell any of its securities (i) pursuant to Regulation S, or similar regulation, promulgated under the Act or (ii) at a discount to market or in a discounted transaction, without the prior written consent of the Underwriter, other than the issuance of Common Stock upon exercise of options and warrants outstanding on the First Closing Date and described in the Prospectus.

            (aj) The Company will not, without the prior written consent of the Underwriter, for a period of three (3) years following the Effective Date, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, or file or cause to be filed a registration statement under the Act to register any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to the 1999 Stock Option Plan as in effect at the Effective Date. The Company also may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Effective Date.

         5. Indemnification.

            (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of the Act or the 1934 Act against any and all losses, claims, damages, expenses or liabilities (collectively, "Losses") (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorney's fees), to which the Underwriter or any such person may become subject, under the Act, the 1934 Act or other Federal or state statute, law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case (i) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein; (ii) if the Underwriter failed to deliver a Prospectus to the claimant seeking damages from the Company or (iii) if a material misstatement or omission was corrected by the Company in an amended or supplemented Prospectus and the Underwriter failed to deliver such amended or supplemented Prospectus to the claimant seeking damages from the Company. The information set forth on the cover page concerning the Underwriter and under the caption "Underwriting" or otherwise specifically relating to the Underwriter in the Registration Statement shall be deemed to have been furnished to the Company by the Underwriter for purposes hereof. This indemnity will be in addition to any liability which the Company may otherwise have. The Company also agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of the Act or the 1934 Act against any and all Losses (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorney's fees) to which the Underwriter or any such person may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any liability of the Company for or any claim against the Company for services in the nature of, a finder's fee or similar fee in connection with the transactions herein contemplated.

            (b) The Underwriter agrees that it will indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act, against any and all Losses (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorney's fees), joint or several, to which the Company or any such director, nominee, officer or controlling person may become subject under the Act, the 1934 Act or other Federal or state statute, law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall (i) only relate to any untrue statement or alleged untrue statement or any omission or alleged omission which applies to the Underwriter and (ii) be limited in amount to the net proceeds received by the Company from the Underwriter. The information set forth on the cover page concerning the Underwriter and under the caption "Underwriting" or otherwise specifically relating to the Underwriter in the Registration Statement shall be deemed to have been furnished to the Company by the Underwriter for inclusion therein. This indemnity will be in addition to any liability which the Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than solely pursuant to this Section 5. In case any such action is brought against any indemnified party, which notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may choose, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof. Subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall have a default judgment entered against it or shall settle such action without the consent of the indemnified party. The indemnified party shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the named parties to such action (including any impleaded parties) include both the indemnified and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party), or (iii) the professional competence of the counsel to be employed by the indemnifying party is not reasonably acceptable to the indemnified party. No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. The indemnifying party shall not be liable to indemnify the indemnified party for any settlement of any action effected without the indemnifying party's prior written consent to any such settlement, which consent shall not be unreasonably withheld.

         6. Contribution. In order to provide for just and equitable contribution under in any case in which (i) the Underwriter makes a claim for indemnification pursuant to Section 5 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 5 provide for indemnification in such case, or (ii) contribution may be required on the part of the Underwriter, then the Company and the Underwriter shall contribute to the aggregate Losses to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) in either such case (after contribution from others) in such proportions such that the Underwriter shall be responsible in the aggregate for that portion of such Losses determined by multiplying the total amount of such Losses by the difference between the public offering price of the Shares and the purchase price of the Shares to the Underwriter and dividing the product by the public offering price of the Shares, and the Company shall be responsible for that portion of such Losses determined by multiplying the total amount of such Losses by the purchase price of the Shares to the Underwriter and dividing the product thereof by the public offering price of the Shares. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under
Section 11 of the Act other than the Company and the Underwriter. As used in this Section 6, the term "Underwriter" includes any person who controls the Underwriter within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this Section 6 is not permitted by law, then the Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons to the fullest extent permitted by law. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Section 6, or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

         7. Survival of Agreements etc. All statements contained in any schedule, exhibit or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties, indemnities and agreements made by the parties to this Agreement or pursuant hereto shall remain in full force and effect and will survive delivery of and the payment for the Shares. The provisions of Sections 5, 6, 10, 11 and 15 shall survive the termination or cancellation of this Agreement.

         8. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder will be subject (as of the date of this Agreement and as of the Closing Dates) to the accuracy of and compliance in all material respects with the representations, warranties and agreements of the Company herein, to the accuracy of the statements of the Company or its officers made pursuant hereto, to the performance in all material respects by the Company of its obligation hereunder, and to the following additional conditions:

            (a) The Registration Statement shall have become effective not later than 10:00 a.m., New York City time, on the day following this Agreement, or at such later time or on such later date as shall be consented to in writing by the Underwriter; prior to the First Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or be pending or, to the knowledge of the Company or the Underwriter, contemplated or threatened by the Commission; and any request by the Commission for additional information to be included in the Registration Statement or the Prospectus or otherwise shall have been complied with to the satisfaction of counsel for the Underwriter, and qualification under the securities laws of such states as the Underwriter may designate of the issue and sale of the Shares upon the terms and conditions herein set forth or contemplated and containing no provision unacceptable to the Underwriter shall have been secured; and no stop order shall be in effect denying or suspending effectiveness of such qualifications, nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under such laws. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the First Closing Date the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

            (b) No amendment to the Registration Statement, any Preliminary Prospectus or the Prospectus to which the Underwriter or counsel for the Underwriter shall have objected, after having received reasonable notice of a proposal to file the same, shall have been filed.

            (c) The Underwriter shall not have discovered and disclosed to the Company prior to the respective Closing Dates that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the reasonable opinion of counsel for the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (d) The Underwriter shall have received from Demetrius & Company, LLC, two signed certificates or letters, one dated and delivered on the Effective Date and one dated and delivered on the First Closing Date, in form and substance satisfactory to the Underwriters, stating that:

                (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations, and no disclosure under Item 13 of the Registration Statement is required insofar as it relates to them;

                (ii) the financial statements included in the Registration Statement and the Prospectus were examined by them and, in their opinion, comply as to form in all material respects with the applicable requirements of the Act, the Rules and Regulations and instructions of the Commission with respect to Registration Statements on Form SB-2 and that the Underwriter may rely upon the opinion of such firm with respect to the financial statements and supporting schedules included in the Registration Statement;

                (iii) on the basis of inquiries and procedures conducted by them (not constituting an examination in accordance with generally accepted auditing standards), including a reading of the latest available unaudited interim financial statements or other financial information of the Company (with an indication of the date of the latest available unaudited interim financial statements), inquiries of officers of the Company who have responsibility for financial and accounting matters, reviews of minutes of all meetings of the shareholders, the Board of Directors and any committees of the Board of Directors of the Company, as set forth in the minute books of the Company, and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that causes them to believe that:

                      (A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three (3) business days prior to the date of such letter, there has been any decreases in net current assets or net assets, change in the Common Stock or other securities of the Company (except as specifically disclosed in such certificates or letters), any decreases in shareholders equity or working capital or any increases in net current liabilities, net liabilities or long-term debt, in each case as compared with amounts shown in such financial statements; and any decrease in revenues or in the total or per share amounts of income before extraordinary items or net income or loss, or any other material change in each case as compared with the corresponding period in the preceding year or any change in the capitalization or long term debt of the Company, except in each case for increases, changes or decreases which the Prospectus discloses have occurred or will or may occur.

                      (B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus.

                (iv) On the basis of certain procedures specified by the Underwriter and described in their letter, they have compared specific dollar amounts, numbers of shares, percentages of revenue and earnings and other information (to the extent they are contained in or derived from the accounting records of the Company, and excluding any questions of legal interpretations) included in the Registration Statement and Prospectus with the accounting records and other appropriate data of the Company and have found them to be in agreement.

            (e) At the time this Agreement is executed and at the First Closing Date, the Underwriters shall have received from Milberg Weiss Bershad Hynes & Lerach LLP counsel for the Company ("Company Counsel"), a signed opinion dated as of the date hereof and the First Closing Date, as the case may be, reasonably satisfactory to the Underwriter's Counsel, in the form and substance of Exhibit B annexed hereto.

            (f) The Underwriter shall have received a certificate, dated and delivered as of the date of the First Closing Date, of the Chief Executive Officer and President of the Company stating that:

                (i) The Company and such officers have complied with all the agreements and satisfied all the conditions on their respective part to be performed or satisfied hereunder at or prior to such date, including but not limited to the agreements and covenants of the Company set forth in Section hereof.

                (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, contemplated or threatened under the Act.

                (iii) Such officers have carefully examined the Registration Statement and the Prospectus and any supplement or amendment thereto, each of which contains all statements required to be stated therein or necessary to make the statements therein not misleading and does not contain any untrue statement of a material fact, and since the Effective Date there has occurred no event required to be set forth in the amended or supplemented Prospectus which has not been set forth.

                (iv) As of the date of such certificate, the representations and warranties contained in Section 1 hereof are true and correct as if such representations and warranties were made in their entirety on the date of such certificate, and the Company has complied with all its agreements herein contained as of the date hereof and certifying as to the matters referred to in Sections 8(g) and (h).

                (v) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated in the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent (other than in the ordinary course of business), or entered into any material transactions and there has not been any change in the Common Stock or funded debt of the Company or any material adverse change in the condition (financial or other), business, operations, income, net worth, properties or prospects of the Company and its Subsidiaries, taken as a whole, except for such changes as are contemplated by, or disclosed in the Prospectus.

                (vi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall have not sustained any material loss of or damage to its properties, whether or not insured, and since such respective dates, no dividends or distributions whatever shall have been declared or paid, or both, on or with respect to any security (except interest in respect of loans) of the Company.

                (vii) Neither the Company nor any of its officers or affiliates shall have taken, and the Company, its officers and affiliates will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Company's securities to facilitate the sale or resale of the Shares.

                (viii) No action, suit or proceeding, at law or in equity, which may (A) result in the imposition of damages or penalties against, or payments by, the Company in excess of $25,000 or (B) adversely affect the operation of the Company's business shall be pending or, to the knowledge of such officers, threatened against the Company, or affecting any of its properties, before or by any commission, board or other administrative agency, except as otherwise set forth in the Registration Statement.

                (ix) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have lost any significant customers or been advised that it may lose any such significant customers.

                (x) The Company is the sole owner of all intellectual property and proprietary set forth in the Prospectus.

            (g) On the First Closing Date, the Company shall not be a party to, or be involved in, any arbitration, litigation (except as set forth in the Registration Statement) or governmental proceeding, which is then pending, or, to the knowledge of the Company, threatened, of a character which might materially and adversely affect the Company or be required to be disclosed in the Registration Statement.

            (h) Subsequent to the respective date as of which information is given in the Registration Statement and the Prospectus, the Company shall not have sustained any loss on account of fire, flood, accident, or other calamity, whether or not covered by insurance, which, in the sole judgment of the Underwriter materially adversely affects the business of the Company.

            (i) All of the certificates representing the Shares shall have been tendered for delivery in accordance with the terms and provisions of this Agreement.

            (j) The Underwriter shall have received the Lock-Up Agreements referred to in paragraph (x) of Section 1 hereof.

            (k) At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Dates and the Company shall have performed, in all material respects, all its obligations due to be performed prior thereto; (ii) the Registration Statement and the Prospectus and any amendment or supplement thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and conform in all material respects to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the date as of which information is given, no material adverse change in the condition, business, operations, properties, business prospects, securities, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement or the Prospectus, except changes which the Registration Statement and the Prospectus indicate will occur after the Effective Date and prior to such Closing Date, and the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Registration Statement and the Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company which might be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding might materially adversely affect the condition, business, operations, properties, prospects or general affairs of the Company.

            (l) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Shares by the Underwriter.

            (m) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of each of the Underwriter's or the Company's knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

            (n) The Company meets the current criteria for inclusion of the Shares on AMEX.

            (o) All proceedings taken at or prior to the First Closing Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Underwriter and to Underwriter's Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the matters referred to in this Section 8 hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

            (p) Upon exercise of the option provided for in Section 2(b) hereof, the obligations of the Underwriter to purchase and pay for the Option Shares will be subject to the following additional conditions:

                (i) The Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Underwriters or the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter.

                (ii) At the Option Closing Date there shall have been delivered to the Underwriters the signed opinion of Company Counsel, in form and substance reasonably satisfactory to counsel for the Underwriter, which opinion shall be substantially the same in scope and substance as the opinions furnished to the Underwriter by Company Counsel at the date hereof and at First Closing Date pursuant to Section 8 (e).

                (iii) At the Option Closing Date there shall have been delivered to the Underwriter a certificate of the Chief Executive Officer and the Secretary of the Company dated the Option Closing Date, in form and substance satisfactory to counsel for the Underwriter, substantially the same in scope and substance as the certificates furnished to the Underwriter at the First Closing Date pursuant to Section 8 (f).

                (iv) At the Option Closing Date there shall have been delivered to the Underwriter a certificate or letter in form and substance satisfactory to the Underwriter from Demetrius & Company, LLC dated the Option Closing Date and addressed to the Underwriter, confirming the information in its certificate or letter referred to in Section 8(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said certificate or letter to a date not more than three (3) business days prior to the Option Closing Date which would require any change in said certificate or letter if it were required to be dated the Option Closing Date.

                (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and transfer of the Option Shares shall be satisfactory in form and substance to the Underwriter, and the Underwriter and counsel for the Underwriter, shall have been furnished with all such documents, certificates, affidavits and opinions as the Underwriter and counsel for the Underwriter may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

            (q) The Company shall have issued the Underwriter's Warrants.

         The opinions and certificates mentioned above or elsewhere in this Agreement will be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriter and to counsel for the Underwriter.

Any certificate signed by an officer of the Company delivered to the Underwriter or to counsel for the Underwriter, will be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

         If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.


         9. Effective Date. This Agreement will become effective no later than 10:00 a.m. on the first business day following the date on which the Registration Statement becomes effective; provided, however, this Agreement will become effective at such later time after the Registration Statement becomes effective as the Underwriter may determine on and by notice to the Company or by release of any of the Shares for sale to the public or by any other action constituting a commencement of the public offering. For the purposes of this
Section 9, the Shares will be deemed to be so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by the Underwriter of telegrams offering the Shares for sale to securities dealers, whichever may occur first. The term "business day" shall mean a calendar day other than a Saturday, Sunday or holiday. Notwithstanding anything herein to the contrary, the provisions of this Section 9 and of Sections 5, 6, 10, 11 and 15 hereof will, however, be effective upon the execution of this Agreement.

         10. Termination. This Agreement may be terminated by GunnAllen, in its absolute discretion, by notice to the Company (a) at any time before this Agreement becomes effective in accordance with Section 9 hereof; or (b) if, prior to the First Closing Date or the Option Closing Date, as the case may be,
(i) the Company shall have failed or refused to fully comply with any of the provisions of this Agreement on its part to be performed prior thereto, (ii) any of the agreements, conditions, covenants, representations or warranties of the Company herein contained are not correct or shall not have been performed or fulfilled within the times specified; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange will have been suspended; (iv) limited or minimum prices will have been established on either such exchange or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD; (v) a banking moratorium will have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, will be established by either of such Exchanges, by the Commission by any other federal or state agency, by action of the Congress or by Executive Order; (vii) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (viii) any action has been taken by the Government of the United States or any department or agency thereof which, in the sole judgment of the Underwriter, has had a material adverse effect upon the general market for securities; (ix) there shall have occurred the outbreak of any war or any other event or calamity which, in the sole judgment of the Underwriter, materially disrupts the financial markets of the United States; (x) the general market for securities or political, legal or financial conditions should deteriorate so materially from that in effect on the date of this Agreement that, in the sole judgment of the Underwriter, it becomes impracticable for the Underwriter to commence or proceed with the public offering of the Shares and with the payment for or acceptance thereof; (xi) if trading of any securities of the Company shall have been suspended, halted or delisted on any exchange or in any over-the- counter market or by the Commission; or (xii) any materially adverse change shall have occurred in the sole judgment of the Underwriter, since the date as of which information is given in the Registration Statement and the Prospectus, in the financial condition, business, prospects, operations, properties or obligations of the Company. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5, 6, 7, 10, 11 and 15 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         11. Expenses.

            (a) Whether or not the offering is consummated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including without limiting the generality of the foregoing,
(i) the preparation, printing, filing with the Commission, and copying of the Registration Statement, each Preliminary Prospectus, Prospectus, this Agreement, the Selected Dealer Agreement, and other underwriting documents, if any, and any drafts, amendments or supplements thereto, including the cost of all copies thereof supplied to the Underwriter in such quantities as reasonably requested by the Underwriters and the costs of mailing Prospectuses to offerees and purchasers of the Shares; (ii) the printing, engraving, issuance and delivery of certificates representing the Shares, including any transfer or other taxes payable thereon; (iii) the fees, expenses and other costs related to the registration or qualification of the Shares under state securities or "blue sky" laws, in accordance with the provisions of Section 11(c) below; (iv) fees, costs and disbursements of Underwriter's Counsel in connection with the review and analysis of certain blue sky matters related to prior issuances by the Company; (v) the cost of printing and mailing the "blue sky survey" and any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vi) all reasonable fees and expenses of the Company's counsel and accountants; (vii) all NASD filing fees in connection with the offering; (viii) all costs and expenses of any listing of the Shares on AMEX or, if not qualified for listing on AMEX, on NASDAQ or any other stock exchange or in Standard and Poor's Corporation Reports or any other securities manuals; (ix) all costs and expenses of five (5) bound volumes provided to the Underwriter of all documents, paper exhibits, correspondence and records forming the materials included in the offering; (x) the cost of "tombstone" advertisements to be placed in one or more daily or weekly periodicals as the Underwriter may request (up to a maximum of $10,000);
(xi) all expenses (up to a maximum of $5,000) incurred in connection with presentation of a "due diligence" meeting in Saddle Brook, New Jersey; (xii) the cost of printing and mailing the Selected Dealer Agreement and (xiii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 11(a). The obligations of the Company under this subsection (a) shall survive any termination or cancellation of this Agreement.

            (b) In addition to the Company's responsibility for payment of the foregoing expenses, the Company shall pay to GunnAllen a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of the offering, including in such amount the proceeds from the exercise of the Underwriter's over-allotment option. The non-accountable expense allowance due shall be paid at the First Closing Date and any Option Closing Date, as applicable. GunnAllen hereby acknowledges prior receipt from the Company of Thirty Five Thousand Dollars ($35,000), which amount shall be applied to the non-accountable expense allowance due when, and if, the offering is closed. If the sale of the Securities provided for herein is not consummated because GunnAllen elects to terminate this Agreement in accordance with Section 10 hereof, then the Company shall reimburse GunnAllen in full for its actual out-of-pocket expenses incurred in connection with the proposed purchase and sale of the Securities (including, without limitation, the fees and disbursements of its counsel) inclusive of the Thirty Five Thousand Dollars ($35,000) previously paid on account. Notwithstanding the foregoing, in the event the offering is terminated, GunnAllen will not be entitled to retain or receive more than an amount equal to its actual accountable out-of-pocket expenses.


            (c) The Underwriter shall determine in which states or jurisdictions the Shares shall be registered or qualified for sale. Immediately prior to the Effective Date, counsel for the Company shall advise the Underwriters in writing of all states in which the offering has been registered or qualified for sale or has been canceled, withdrawn or denied and the number of Shares registered or qualified for sale in each such state. The Company shall be responsible for the cost of state registration or qualification, including the filing fees (which filing fees are payable to Underwriter's Counsel in advance of such filings) and the legal fees and disbursements of Underwriter's Counsel in connection with obtaining such registration or qualification.

         12. Notices. Any notice hereunder shall be in writing, unless otherwise expressly provided herein, and if to the respective persons indicated, will be sufficient if mailed by certified mail, return receipt requested, postage prepaid, or hand delivered, and confirmed in writing or by telecopier, addressed as respectively indicated or to such other address as will be indicated by a written notice similarly given, to the following persons:

            (a) If to the Underwriter - addressed to GunnAllen Financial Inc., 1715 Westshore Blvd. Suite 700, Tampa, Florida 33607, Attn: Howard Davis, with a copy to McDermott, Will & Emery, 600 13th Street, N.W., Washington, D.C. 20005,
Attention: Andrew M. Friedman, Esq.

            (b) If to the Company - addressed to Integcom Corp., 280 Midland Avenue, Saddle Brook, New Jersey 07663, Attention: James E. Henry, President, with a copy to Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119, Attention: Arnold Bressler, Esq.

         Notice shall be deemed delivered upon receipt.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended, or will be construed, to give any person, corporation or other entity other than the persons, corporations and other entities mentioned in the preceding sentence any legal or equitable right, remedy, or claim under or in respect to this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other persons; except that the representations, warranties and indemnities of the Company contained in this Agreement will also be for the benefit of the directors and officers of the Underwriters and any person or persons who control the Underwriter within the meaning of Section 15 of the Act, and except that the indemnities of the Underwriter will also be for the benefit of the directors and officers of the Company and any person or persons who control the Company within the meaning of
Section 15 of the Act. No purchaser of any of the Shares from the Underwriter will be deemed a successor or assign solely because of such purchase.

         14. Finders and Holders of First Refusal Rights.

            (a) The Company hereby represents and warrants to the Underwriter that it has not paid any compensation for services as a finder in connection with any prior financing of the Company during the twelve-month period immediately preceding the date hereof and that no person is entitled, directly or indirectly, to compensation for services as a finder in connection with the proposed transactions. The Company further represents and warrants that other than as set forth below in subsection (c), no person holds a right of first refusal or similar right in connection with the proposed offering, and the Company hereby agrees to indemnify and hold harmless the Underwriter, its officers, directors, agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder or alleged holder of a right of first refusal or similar right in connection with the proposed offering, insofar as such loss, liability, claim, damage or expense arises out of any action or alleged action of the Company.

            (b) The Underwriter hereby represents and warrants to the Company that no person is entitled, directly or indirectly, to compensation for services as a finder in connection with the proposed transactions contemplated by this Agreement; and the Underwriter hereby agrees to indemnify and hold harmless the Company, its officers, directors and agents, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder in connection with the proposed offering, insofar as such loss, liability, claim, damage or expense arises out of any action or alleged action of the Underwriter.

         15. Applicable Law. This Agreement shall be a deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state applicable to contracts made and to be performed entirely within such State. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or procedure. Each of the Company and the Underwriter further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York, and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

         16. Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         17. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

         18. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Underwriter and the Company with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between them.

         19. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders and the singular shall include the plural, and vice versa.

         If the foregoing correctly sets forth our understanding, please indicate the Underwriter's acceptance thereof, as of the day and year first above written, in the spaces provided below for that purpose, whereupon this letter with the Underwriter's acceptance shall constitute a binding agreement among us.

                                          Very truly yours,


                                      DIVERSIFIED SECURITY SOLUTIONS, INC.


                                          By:

                                               Name: James E. Henry
                                               Title:  President

Confirmed and accepted on the
day and year first above written.

GUNNALLEN FINANCIAL, INC.


By:

     Name:  Howard Davis
     Title: Executive Vice President

                                    EXHIBIT A

                                 LOCK-UP LETTER
                    FOR DIVERSIFIED SECURITY SOLUTIONS, INC.
                      DIRECTORS, OFFICERS AND STOCKHOLDERS

                                     [Date]



         GunnAllen Financial, Inc.
         1715 North Westshore Blvd.
         Suite 700
         Tampa, Florida  33607


         Dear Sirs:

         The undersigned understands that GunnAllen Financial, Inc. (the "Underwriter"), propose to enter into an Underwriting Agreement with Diversified Security Solutions, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") of common stock, par value $0.01 per share (the "Common Stock") of the Company.

         To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned, during the period commencing on the date hereof and ending 365 days after the date of the final prospectus relating to the Public Offering:

        (i) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of capital stock of the Company, or publicly announce an intention to effect any such transaction (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), without the prior written consent of GunnAllen Financial, Inc.;

       (ii) agrees not to make any demand for, exercise any right, or file (or participate in the filing of) a registration statement with respect to the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, without the prior written consent of GunnAllen Financial, Inc.; and

      (iii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

         The undersigned hereby represents and warrants that all of the shares of capital stock held by such person are listed on the attached Annex 1 and that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.



                                         Very truly yours,


                                        ----------------------------------------


(Name - Please Type)




(Address)


(Social Security or Taxpayer Identification No.)

Annex 1

Number (and type) of shares of capital stock owned:
                                                   -----------------------------

Certificate Numbers:
                                                   -----------------------------

                                                   -----------------------------

                                    EXHIBIT B

            (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, and with all Permits necessary to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement and Prospectus. The Company is qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualifications is necessary and failure to so qualify could have a material adverse effect on the financial condition, results of operation, business or properties of the Company. The Company's subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, and with all Permits necessary to own or lease, as the case may be, and operate their properties, whether tangible or intangible, and to conduct their business as described in the Registration Statement and Prospectus. The Company's subsidiaries are qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualifications is necessary and failure to so qualify could have a material adverse effect on the financial condition, results of operation, business or properties of the Company.

            (ii) The Company has full power and authority, corporate and other, to execute, deliver and perform the Underwriting Agreement and the Underwriter's Warrant Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Underwriting Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement and the Underwriter's Warrant Agreement have been duly authorized by all necessary corporate action, and the Underwriting Agreement has been duly executed and delivered by the Company. The Underwriting Agreement is and, when executed and delivered by the Company on the Closing Date, the Underwriter's Warrant Agreement will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification and contribution provisions set forth in the Underwriting Agreement and the Underwriter's Warrant Agreement may be limited by the federal securities laws or public policy underlying such laws.

            (iii) The execution, delivery and performance of the Underwriting Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement and the Underwriter's Warrant Agreement do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Certificate of Incorporation or By-Laws, each as amended, of the Company, (B) result in a breach of or conflict with any terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company is a party or by which the Company, or any of the Company's properties or assets are or may be bound or affected; (C) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, or self regulatory organization, including, without limitation, the NASD, NYSE and AMEX, having jurisdiction over the Company or any of the Company's properties or business; or (D) have any effect on any Permit necessary for the Company to own or lease, as the case may be, and operate its properties or conduct its businesses or the ability of the Company to make use thereof.

            (iv) No Permits of any court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) are required for the valid authorization, issuance, sale and delivery of the Shares or the Underwriter's Warrants to the Underwriter, and the consummation by the Company of the transactions contemplated by the Agreement or the Underwriter's Warrant Agreement.

            (v) The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act or applicable state securities laws.

            (vi) The Registration Statement and the Prospectus, as of the Effective Date, and each amendment or supplement thereto as of its effective or issue date (except for the financial statements and other financial data included therein or omitted therefrom, as to which Company Counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company.

            (vii) The descriptions in the Registration Statement and the Prospectus of statutes, regulations, government classifications, contracts and other documents (including opinions of such counsel); and the response to Item 13 of Form SB-2 have been reviewed by Company Counsel, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and there are no material statutes, regulations or government classifications, or, to the best of Company Counsel's knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

         None of the material provisions of the contracts or instruments described above violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, or self regulatory organization, including, without limitation, the NASD, NYSE and AMEX, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those promulgated by the Commission and comparable state and local regulatory authorities.

            (viii) The outstanding Common Stock and outstanding options and warrants to purchase Common Stock have been duly authorized and validly issued. The outstanding Common Stock are fully paid and nonassessable. The outstanding options and warrants to purchase Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the outstanding Common Stock or options or warrants to purchase Common Stock has been issued in violation of the preemptive rights of any stockholder of the Company. None of the holders of the outstanding Common Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Stock and outstanding options and warrants to purchase Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Stock and outstanding options and warrants to purchase Common Stock conform to the descriptions thereof contained in the Registration Statement and Prospectus. Except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand", "piggyback" or otherwise, to have such securities registered under the Act.

            (ix) The issuance and sale of the Shares have been duly authorized and, when the Shares have been issued and duly delivered against payment therefor as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Shares are not subject to preemptive rights of any stockholder of the Company. The certificates representing the Shares are in proper legal form.

            (x) The issuance and sale of the Warrant Shares issuable upon exercise of the Underwriter's Warrants have been duly authorized and, when such Warrant Shares have been duly delivered against payment therefor, as contemplated by the Underwriter's Warrant Agreement, such Warrant Shares will be validly issued, fully paid and nonassessable. Holders of Warrant Shares issuable upon exercise of the Underwriter's Warrants will not be subject to personal liability solely by reason of being such holders. Neither the Underwriter's Warrants nor the Warrant Shares issuable upon exercise thereof will be subject to preemptive rights of any stockholder of the Company. The Company has reserved a sufficient number of Common Stock from its authorized, but unissued Common Stock for issuance upon exercise of the Underwriter's Warrants in accordance with the provisions of the Underwriter's Warrant Agreement. The Underwriter's Warrants conform to the descriptions thereof in the Registration Statement and Prospectus.

            (xi) Upon delivery of the Firm Shares to the Underwriter against payment therefor as provided in the Underwriting Agreement, the Underwriters (assuming it is a bona fide purchaser within the meaning of the Uniform Commercial Code) will acquire good title to the Firm Shares, free and clear of all liens, encumbrances, equities, security interests and claims.

            (xii) Assuming that the Underwriter exercises the over-allotment option to purchase any of the Optional Shares and makes payment therefor in accordance with the terms of the Underwriting Agreement, upon delivery of the Optional Shares to the Underwriter hereunder, the Underwriter (assuming it is a bona fide purchaser within the meaning of the Uniform Commercial Code) will acquire good title to such Optional Shares, free and clear of any liens, encumbrances, equities, security interests and claims.

            (xiii) To the best of Company Counsel's knowledge, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company, or involving the Company's properties or businesses, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the kind of business conducted by the Company which, individually and in the aggregate, is not material.

            (xiv) The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business as described in the Prospectus (collectively the "Intangibles"); to the best of Company Counsel's knowledge, the Company has not infringed nor is infringing with the rights of others with respect to the Intangibles; and, to the best of Company Counsel's knowledge, the Company has not received any notice that it has or may have infringed, is infringing upon or is conflicting with the asserted rights of others with respect to the Intangibles which might, singly or in the aggregate, materially adversely affect its business, results of operations or financial condition and such counsel is not aware of any licenses with respect to the Intangibles which are required to be obtained by the Company other than those licenses which the Company has obtained. The opinions described in this Section 6(b)(xiv) may be given by Company Counsel in reliance on the opinion of an attorney, reasonably acceptable to Underwriter's Counsel, practicing in the patent area.

         Company Counsel has participated in reviews and discussions in connection with the preparation of the Registration Statement and the Prospectus, and in the course of such reviews and discussions and such other investigation as Company Counsel deemed necessary, no facts came to its attention which lead it to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each counsel giving an opinion must give the opinion set forth in this paragraph as to such subject matter of its opinion.